SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2007

CompuCredit Corporation

(Exact name of registrant as specified in its charter)

Georgia	000-25751	58-2336689
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Five Concourse Parkway, Suite 400, Atlanta, Georgia, 30328

(Address of principal executive offices)

Registrant’s telephone number, including area code: 770-828-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 18, 2007, CompuCredit Corporation (the “Company”) agreed to repurchase an aggregate of 1,000,000 shares of its common stock from Second Curve Capital, LLC and related parties (“Second Curve”) in a privately negotiated transaction. The purchase price was $9.34 per share, which was the closing price of the Company’s common stock on December 17, 2007. The Company has placed the repurchased shares in treasury.

This share repurchase is part of the share repurchase program that the Company’s board of directors authorized in May 2006. Following this repurchase, the Company is authorized to repurchase 5,115,837 additional shares under its repurchase program.

The foregoing description of the terms of the share repurchase from Second Curve is qualified in its entirety by reference to the Letter Agreement, dated December 18, 2007, between the Company and Second Curve, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 10.1	Letter Agreement, dated December 18, 2007, relating to the repurchase of CompuCredit common stock from Second Curve Capital, LLC and related parties

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMPUCREDIT CORPORATION

Dated: December 21, 2007	By:	/s/ Richard R. House, Jr.
Name: Richard R. House, Jr.
Title: President

EXHIBIT INDEX

Form 8-K

December 21, 2007

Filed
Exhibit No.	Description	Herewith	By Reference
10.1	Letter Agreement, dated December 18, 2007, relating to the repurchase of CompuCredit common stock from Second Curve Capital, LLC and related parties	X